Company Contacts:	Investor Relations Contacts:
IMPAX Laboratories, Inc.	Lippert/Heilshorn & Associates, Inc.

Larry Hsu, Ph.D. President & CEO (510) 476-2000, Ext. 1111	Kim Sutton Golodetz (kgolodetz@lhai.com)

Arthur Koch, CFO (215) 933-0351	(212) 838-3777 Bruce Voss (bvoss@lhai.com)

www.impaxlabs.com	(310) 691-7100

www.lhai.com

IMPAX ACHIEVES MILESTONE IN EFFORTS TO FILE
DELINQUENT PERIODIC REPORTS

HAYWARD, Calif. (July 25, 2007) – IMPAX Laboratories, Inc. (OTC: IPXL) (“IMPAX” or the “Company”) reported that it has completed its discussions with the Office of the Chief Accountant (“OCA”) of the Securities and Exchange Commission (“SEC”) concerning the manner in which the Company will account for transactions under its Strategic Alliance Agreement with an affiliate of Teva Pharmaceutical Industries, Ltd. The Company is proceeding with the completion of the audits of its 2004, 2005 and 2006 financial statements and, based on information currently available, estimates that it will be able to bring its SEC filings current within eight to twelve weeks.

IMPAX has not filed a periodic report with the SEC since its report for the period ended September 30, 2004 because, as previously announced, it has been working to determine the appropriate accounting treatment for transactions under the Teva agreement and has sought the guidance from the OCA as to its proposed treatment.

“This is the milestone toward which we’ve been working for more than two years,” commented Senior Vice President and Chief Financial Officer Arthur A. Koch, Jr., “as it has been the key to completion of our audits and ability to file our delinquent reports. We are grateful for the cooperation we have received from everyone involved in the process and look forward to once again providing our investors with financial statements on a current basis.”

About IMPAX Laboratories, Inc.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and markets its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company’s Web site at: www.impaxlabs.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause IMPAX’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, possible adverse effects resulting from the delisting of and suspension of trading in IMPAX’s stock, the SEC proceeding to determine whether to suspend or revoke the registration of IMPAX’s securities under section 12 of the Securities Exchange Act, IMPAX’s delay in filing its periodic reports since its Form 10-Q for the third quarter of 2004, the actual time that will be required to complete the filing of IMPAX’s delinquent periodic reports, IMPAX’s ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, IMPAX’s ability to successfully develop and commercialize pharmaceutical products, IMPAX’s reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in IMPAX’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and IMPAX undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

# # #